                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-A


              For Registration of Certain Classes of Securities
                  Pursuant to Section 12(b) or 12(g) of the
                       Securities Exchange Act of 1934

                        MASADA SECURITY HOLDINGS, INC.
                        ------------------------------
            (Exact Name of Registrant as Specified in its Charter)


              Delaware                                   63-1082760
--------------------------------------     ------------------------------------
  (State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
   Incorporation or Organization)

950 22nd Street North, Suite 800, Birmingham, AL             35203
------------------------------------------------   ----------------------------
    (Address of Principal Executive Offices)               (Zip Code)


If this Form relates to the registration     If this Form relates to the
of a class of debt securities and is         registration of a class of debt
effective upon filing pursuant to General    securities and is to become
Instruction A(c)(1) please check the         effective simultaneously with
following box.  [ ]                          the effectiveness of a concurrent
                                             registration statement under the
                                             Securities Act of 1933 pursuant
                                             to General Instruction A(c)(2)
                                             please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:


         Title of Each Class                   Name of Each Exchange on Which
         to be so Registered                   Each Class is to be Registered
         -------------------                   ------------------------------

                None

Securities to be registered pursuant to Section (12)(g) of the Act:

                    Common Stock par value $.01 per share
      -----------------------------------------------------------------
                               (Title of Class)

                           INFORMATION REQUIRED IN
                            REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

         The Registrant incorporates by reference herein the text under the headings "Common Stock", "Certain Provisions of the Company's Charter and Delaware Law", "Registration Rights" and "Transfer Agent and Registrar" found under the caption "DESCRIPTION OF CAPITAL STOCK" at pages 62-63 of the Prospectus included in Amendment No. 3 to the Masada Security Holdings, Inc. Registration Statement on Form S-1 (Registration No. 333-13505).

Item 2. Exhibits.

Exhibit
Number                            Description
-------                           -----------

1               Specimen Stock Certificate*

2 Masada Security Holdings, Inc. Third Restated Certificate of Incorporation dated June 28, 1996*

3 Certificate of Amendment to the Certificate of Incorporation of Masada Security Holdings, Inc. dated September 30, 1996*

4 Masada Security Holdings, Inc. Fourth Restated Certificate of Incorporation (proposed)*

5 Masada Security Holdings, Inc. Plan of Recapitalization dated September 27, 1996*

6 Third Amended and Restated Securities Purchase Agreement dated September 30, 1996 among Masada Security Holdings, Inc. and Certain Purchasers*

----------------------

        * Incorporated by reference in accordance with Instructions as to Exhibits I of Form 8-A and Rule 12b-32 from the Masada Security Holdings, Inc. Registration Statement on Form S-1 (File No. 333-13505).

                                  SIGNATURES


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            MASADA SECURITY HOLDINGS, INC.


                                            BY: /s/ Terry W. Johnson
                                                --------------------------
                                                Terry W. Johnson
                                                Chairman, President and
                                                Chief Executive Officer

Date: November 19  , 1996
              ----



                                      2